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                                                                      EXHIBIT 11

                                 COMPUSA INC.

                      COMPUTATIONS OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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
                                      THIRTEEN WEEKS ENDED    THIRTY-NINE WEEKS ENDED
                                      ---------------------   -----------------------
                                      MARCH 28,   MARCH 29,   MARCH 28,     MARCH 29,
                                        1998        1997        1998          1997
                                      ---------   ---------   ---------     ---------

Common shares issued at beginning
 of period.........................     92,478      91,384      91,763        90,216
Weighted average number of common
 shares issued during the period...        421          94         645           824
Weighted treasury shares during
 the period........................     (1,381)       (368)       (881)         (375)
                                      --------    --------    --------      --------

Weighted common shares.............     91,518      91,110      91,527        90,665
Incremental shares related to
 assumed exercise of stock options.      3,174       3,340       3,711         3,911
                                      --------    --------    --------      --------

Weighted common and common
 equivalent shares.................     94,692      94,450      95,238        94,576
                                      ========    ========    ========      ========

Net income.........................    $25,438     $32,715     $82,964       $70,989
                                      ========    ========    ========      ========

Basic earnings per share...........    $  0.28     $  0.36     $  0.91       $  0.78
                                      ========    ========    ========      ========

Diluted earnings per share.........    $  0.27     $  0.35     $  0.87       $  0.75
                                      ========    ========    ========      ========
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